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                                                                  EXHIBIT (A)(6)

                           OFFER TO PURCHASE FOR CASH
                                       BY

                                ITT CORPORATION
                  UP TO 30,000,000 SHARES OF ITS COMMON STOCK
               (INCLUDING THE ASSOCIATED PREFERRED SHARE RIGHTS)
                                       AT
                              $70.00 NET PER SHARE

                                                                   JULY 17, 1997

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated July 17, 1997, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by ITT Corporation, a Nevada corporation (the "Company"), pursuant to which the Company is inviting its stockholders to tender shares of its Common Stock, no par value (the "Common Stock"), together with the associated preferred share purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), at a price of $70.00 per Share (such price, or any other price set forth in an amendment to the Offer to Purchase referred to below being the "Purchase Price"), net to the seller in cash, upon the terms and subject to the conditions of the Offer.

     All Shares properly tendered and not withdrawn will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration provisions thereof. All Shares not purchased pursuant to the Offer, including Shares not purchased because of proration, will be returned to the tendering stockholders at the Company's expense as promptly as practicable following the Expiration Date (as defined in the Offer to Purchase). The Company reserves the right, in its sole discretion, to purchase more than 30,000,000 Shares pursuant to the Offer. See Section 1 under "The Tender Offer" in the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR SHARES, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any of or all the Shares we hold for your account upon the terms and subject to the conditions of the Offer.

     We call your attention to the following:

          1. You may tender any portion of or all your Shares as indicated in the attached instruction form.

          2. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions. See Section 11 under "The Tender Offer" in the Offer to Purchase.

          3. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, August 13, 1997, unless the Offer is extended.

          4. The Offer is for up to 30,000,000 Shares, representing approximately 25.7% of the Shares outstanding as of June 30, 1997.

          5. Tendering stockholders will not be obligated to pay any brokerage commissions, solicitation fees, or, subject to Instruction 6 of the Letter of Transmittal, any stock transfer taxes with respect to the transfer and sale of Shares to the Company pursuant to the Offer.
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     If you wish to have us tender any of or all your Shares, please so instruct us by completing, executing and returning to us the attached instruction form.
An envelope to return your instruction form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the instruction form.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. THE OFFER, PRORATION PRICE AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, AUGUST 13, 1997, UNLESS THE OFFER IS EXTENDED.

     THE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT TENDERS FROM OR ON BEHALF OF, OWNERS OF SHARES RESIDING IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ITS ACCEPTANCE WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS WHOSE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY GOLDMAN, SACHS & CO. AND LAZARD FRERES & CO. LLC OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

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                                INSTRUCTION FORM
                              WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                                       BY

                                ITT CORPORATION
                  UP TO 30,000,000 SHARES OF ITS COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated July 17, 1997, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by ITT Corporation, a Nevada corporation (the "Company"), to purchase for cash up to 30,000,000 shares of its Common Stock, no par value (the "Common Stock"), together with the associated preferred share purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), at a price of $70,000 per share (or such other price that may be set forth in an amendment to the Offer), net to the seller in cash, upon the terms and subject to the conditions of the Offer.

     This will instruct you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

     [ ] By checking this box, all Shares held by us for your account will be tendered. If fewer than all Shares are to be tendered, please indicate below the aggregate number of Shares to be tendered.

                          ____________________ Shares*

                                 SIGNATURE BOX
Signature(s)
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Date
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Name(s) and Address(es)
------------------------------------------------------------------------------
                                 (PLEASE PRINT)
Account Number
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Area Code and Telephone Number
---------------------------------------------------------------------
Taxpayer Identification or
Social Security Number
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* Unless otherwise indicated, all the Shares held for the account of the undersigned will be tendered.

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